Exhibit 99.1


FOOTNOTES

(1) This statement is being filed by GSCP VI Advisors, L.L.C. ("GSCP VI Advisors"), GSCP VI Offshore Advisors, L.L.C. ("GSCP VI Offshore Advisors"), GS Advisors VI, L.L.C. ("GS Advisors VI"), GS Capital Partners VI Fund, L.P. ("GS Capital VI"), GS Capital Partners VI Offshore Fund, L.P. ("GS VI Offshore"), GS Capital Partners VI GmbH & Co. KG ("GS Germany VI"), GS Capital Partners VI Parallel, L.P., ("GS VI Parallel" and, together with GS Capital VI, GS VI Offshore and GS Germany VI, the "Funds"), (GSCP VI Advisors, GSCP VI Offshore Advisors, GS Advisors VI, and the Funds collectively, the "Reporting Persons"). Neither the present filing nor anything contained herein shall be construed as an admission that any Reporting Person constitutes a "person" for any purpose other than for compliance with
     Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2) On October 31, 2007, the Funds invested in PVF Holdings LLC (formerly, McJ Holding LLC), an entity which controls McJunkin Red Man Holding Corporation (formerly, McJ Holding Corporation). McJunkin Red Man Holding Corporation owns 100% of the equity interests of McJunkin Red Man Corporation. McJunkin Red Man Corporation owns 623,521 shares of common stock, par value $0.10 per share of PrimeEnergy Corporation ( "Common Stock").

     GS GmbH, a German company with limited liability, is the general partner of GS Germany VI. GSCP VI Advisors, a Delaware limited liability company, is the sole general partner of GS Capital VI. GSCP VI Offshore Advisors, a Delaware limited liability company, is the sole general partner of GS VI Offshore. GS Advisors VI, a Delaware limited liability company, is the sole managing limited partner of GS Germany VI and the sole general partner of GS VI Parallel. Each of GS Capital VI, a Delaware limited partnership, GS VI Offshore, a Cayman Islands exempted limited partnership, GS Germany VI, a German limited partnership, and GS VI Parallel, a Delaware limited partnership, was formed for the purpose of investing in equity, equity-related and similar securities or instruments, including debt or other securities or instruments with equity-like returns or an equity component.

     As of October 31, 2007, each of GS Capital VI and its sole general partner, GSCP VI Advisors, may be deemed to own beneficially and indirectly an aggregate of 135,491 shares of Common Stock by reason of McJunkin Red Man Corporation's beneficial ownership of 623,521 shares of Common Stock. Each of GS Capital VI and GSCP VI Advisors disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein, if any.

     As of October 31, 2007, each of GS VI Offshore and its sole general partner, GSCP VI Offshore Advisors, may be deemed to own beneficially and indirectly an aggregate of 112,670 shares of Common Stock by reason of McJunkin Red Man Corporation's beneficial ownership of 623,521 shares of Common Stock. Each of GS VI Offshore and GSCP VI Offshore Advisors disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein, if any.

     As of October 31, 2007, GS VI Parallel may be deemed to own beneficially and indirectly an aggregate of 37,224 shares of Common Stock by reason of McJunkin Red Man Corporation's beneficial ownership of 623,521 shares of Common Stock. GS VI Parallel disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein, if any.

     As of October 31, 2007, GS Germany VI may be deemed to own beneficially and indirectly an aggregate of 4,801 shares of Common Stock by reason of McJunkin Red Man Corporation's beneficial ownership of 623,521 shares of Common Stock. GS Germany VI disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein, if any.

     As of October 31, 2007, GS GmbH, the general partner of GS Germany VI may be deemed to own beneficially and indirectly an aggregate of 11,785 shares of Common Stock by reason of McJunkin Red Man Corporation's beneficial ownership of 623,521 shares of Common Stock. GS GmbH disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein, if any.

     As of October 31, 2007, GS Advisors VI, the sole managing limited partner of GS Germany VI and the sole general partner of GS VI Parallel, may be deemed to own beneficially and indirectly an aggregate of 42,025 shares of Common Stock by reason of McJunkin Red Man Corporation's beneficial ownership of 623,521 shares of Common Stock. GS Advisors VI disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein, if any.

(3) Pursuant to the Merger Agreement, dated as of December 4, 2006 among McJunkin Red Man Corporation, McJunkin Red Man Holding Corporation and Hg Acquisition Corp., as amended (the "Merger Agreement"), upon a sale of shares of Common Stock by McJunkin Red Man Corporation from and after January 31, 2007, McJunkin Red Man Corporation has an obligation to remit to those persons who were the record holders of shares of McJunkin Red Man Corporation immediately prior to the effective time of the Merger (as defined in the Merger Agreement) an amount equal to 95% of the after tax proceeds from such sale.